                                                                       EXHIBIT C

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD,
ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT
UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL
REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT
REQUIRED.

                                                                Warrant No. W-__

                          COMMON STOCK PURCHASE WARRANT

            To Purchase ____________________Shares of Common Stock of
                          ACCESS PHARMACEUTICALS, INC.

      THIS IS TO CERTIFY THAT _______________, or registered assigns (the
"Holder"), is entitled, during the Exercise Period (as hereinafter defined), to purchase from Access Pharmaceuticals, Inc., a Delaware corporation (the
"Company"), the Warrant Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $0.264 per share, all on and subject to the terms and conditions hereinafter set forth.

      1.    Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

      "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

      "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock
(determined without giving effect to the discount for (i) a minority interest or
(ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company's Board of
Directors and having no prior relationship with the Company.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of
Texas generally are authorized or required by law or other government actions to close.

      "Change of Control" means the (i) acquisition by an individual or legal entity or group

(as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the
Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction.

      "Closing Date" means February 16, 2006.

      "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

      "Common Stock" means (except where the context otherwise indicates) the
Common Stock, $0.01 par value per share, of the Company as constituted on the
Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.3.

      "Current Market Price" means, in respect of any share of Common Stock on any date herein specified,

      (1)   if there shall not then be a public market for the Common Stock, the higher of

            (a) the book value per share of Common Stock at such date, and

            (b) the Appraised Value per share of Common Stock at such date,

      or

      (2)   if there shall then be a public market for the Common Stock, the average of the daily market prices for the five (5) consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange
(including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the
Pink Sheets LLC, (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected

by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

      "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Unless and until the Current
Warrant Price is adjusted pursuant to the terms herein, the initial Current
Warrant Price shall be $0.264 per share of Common Stock.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

      "Expiration Date" means February 16, 2012.

      "GAAP" means generally accepted accounting principles in the United States of America as from time to time in effect.

      "NASD" means the National Association of Securities Dealers, Inc., or any
successor corporation thereto.

      "Other Property" has the meaning set forth in Section 4.3.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government
(whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "Purchase Agreement" means that certain Convertible Note and Warrant
Purchase Agreement dated as of February 16, 2006 among the Company and the other parties named therein, pursuant to which this Warrant was originally issued.

      "Restricted Common Stock" means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section
3.2.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Trading Day" means any day on which the primary market on which shares of
Common Stock are listed is open for trading.

      "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

      "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

      "Warrant Price" means an amount equal to (i) the number of shares of
Common Stock being purchased upon exercise of this Warrant pursuant to Section
2.1, multiplied by (ii) the Current Warrant Price.

      "Warrant Stock" means the ____________ shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

      2.    Exercise of Warrant.

      2.1.  Manner of Exercise. From and after the Closing Date, and until
5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), the
Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder.

      In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of
Holder's election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, (ii) payment of the Warrant
Price as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this
Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or if permitted pursuant to the terms of this Warrant such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this
Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the
Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

      Payment of the Warrant Price may be made at the option of the Holder by:
(i) certified or official bank check payable to the order of the Company, (ii)
wire transfer of immediately available funds to the account of the Company or
(iii) the surrender and cancellation of a portion

of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant
Price due the Company for the exercise of the Warrant based upon the Current
Market Price of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

      2.2.  Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

      2.3.  Continued Validity. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a Holder who acquires such shares after the same have been publicly sold pursuant to a
Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 10 and
13 of this Warrant.

      2.4.  Restrictions on Exercise Amount.

      (i)   Unless a Holder delivers to the Company irrevocable written notice prior to the date of issuance hereof or sixty-one days prior to the effective date of such notice that this Section 2.4(i) shall not apply to such Holder, the
Holder may not acquire a number of shares of Warrant Stock to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any
"group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 4.99% of the total number of shares of
Common Stock of the Company then issued and outstanding. For purposes hereof,
"group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d)
of the Exchange Act. Each delivery of a notice of exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of shares of Warrant Stock requested in such notice of exercise is permitted under this paragraph.

      (ii)  In the event the Company is prohibited from issuing shares of
Warrant Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Company shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon exercise of

this Warrant.

      3.    Transfer, Division and Combination.

      3.1.  Transfer. The Warrants and the Warrant Stock shall be freely transferable, subject to compliance with this Section 3.1 and all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this
Warrant or the Warrant Stock as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities
Act, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit C hereto and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.1 or the office or agency designated by the Company pursuant to
Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the
Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.
Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of
Common Stock regardless of whether the Company issued or registered a new
Warrant on the books of the Company.

      3.2.  Restrictive Legends. Each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, unless, in each case, such Warrant Stock is eligible for resale without registration pursuant to
Rule 144(k) under the Exchange Act, shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE
OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF
COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT
REQUIRED."

            In addition, the legend set forth above shall be removed and the
Company shall issue a certificate without such legend to the holder of any
Warrant Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, such Warrant Stock is registered for sale under an effective registration statement filed under the Securities Act.

      3.3.  Division and Combination; Expenses; Books. This Warrant may be
divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

      4.    Adjustments. The number of shares of Common Stock for which this
Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

      4.1.  Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

            (i)   declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,

            (ii)  subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

      (1)   the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

      (2)   the Current Warrant Price shall be adjusted to equal:

            (A)   the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of shares of Common
      Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

            (B)   the number of shares of Common Stock into which this Warrant is exercisable immediately after such adjustment.

      Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

      4.2.  Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Warrant is exercisable and the Current
Warrant Price provided for in Section 4:

            (a) When Adjustments to Be Made. The adjustments required by Section
4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the
Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (b) Fractional Interests. In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

            (c) When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (d) Escrow of Stock. If after any property becomes distributable pursuant to Section 4 by reason of the taking of any record of the holders of
Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Warrant exercises the Warrant during such time, then such holder shall continue to be entitled to receive any shares of Common Stock issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the holder of this Warrant by the
Company to be issued to holder of this Warrant upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

      4.3.  Reorganization, Reclassification, Merger, Consolidation or
Disposition of Assets.

            (a) If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event. The Company shall not effect any Change of
Control without the prior written consent of the holders of a majority in interest of the Warrants (as defined in the Purchase Agreement) (in addition to any other consent or voting rights with respect to such Change of Control that such holders may have pursuant to this Warrant or applicable law) unless the resulting successor or acquiring entity (if not the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, assumes by written instrument all of the obligations of this Warrant and the Transaction Documents (as defined in the Purchase
Agreement).

            (b) In case of any such Change of Control described in Section
4.3(a) above, the resulting, successor or acquiring entity (if not the Company)
and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall assume by written instrument all of the obligations of this Warrant and the Transaction Documents
(as defined in the Purchase Agreement), subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the
Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of
Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4 shall similarly apply to successive Change of Control transactions.

      4.4.  Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4 or any other action described in Section 4, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

      4.5.  Certain Limitations. Notwithstanding anything herein to the contrary, the

Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

      4.6.  Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of this Warrant, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      5.    Notices to Warrant Holders.

      5.1.  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, the Company, at its
expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of
Warrants owned by such Holder.

      5.2.  Notice of Corporate Action. If at any time:

            (a)   the Company shall take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the
Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b)   there shall be any capital reorganization of the Company,
any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the
Company to, another corporation, or

            (c)   there shall be a voluntary or involuntary dissolution,
liquidation or winding up of the Company; or

            (d)   the Company shall cause the holders of its Common Stock to be entitled to receive (i) any dividend or other distribution of cash, (ii) any evidences of its indebtedness, or (iii) any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof and the rights under the Company's Rights Agreement, dated as of October 31, 2001, by and between the Company and American Stock Transfer & Trust Company as Rights
Agent (the

                                       10

"Rights Agreement")); or (iv) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever;

then, in any one or more of such cases, the Company shall give to the Holder (i)
at least 15 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding
up. Each such written notice shall be sufficiently given if addressed to the
Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 15.2. Notwithstanding the forgoing provisions of this Section 5.2, the Company shall give to the Holder at least seven (7) Business Days prior written notice of the occurrence of any
Distribution Date (as defined in the Rights Agreement).

      5.3.  No Rights as Stockholder. This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

      6.    No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of
Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of
Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the
Company to perform its obligations under this Warrant. Upon the request of the
Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                                       11

      7.    Reservation and Authorization of Common Stock; Registration With
Approval of Any Governmental Authority. From and after the Closing Date, the
Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common
Stock as will be sufficient to permit the exercise in full of all outstanding
Warrants (without regard to any ownership limitations provided in Section
2.4(i)). All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the
Company shall take any corporate action which may be necessary in order that the
Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common
Stock for which this Warrant is exercisable or in the Current Warrant Price, the
Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

      8.    Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common
Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The
Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

      9.    Registration Rights. The resale of the Warrant Stock shall be registered in accordance with the terms and conditions contained in that certain
Investor Rights Agreement dated of even date hereof, among the Holder, the
Company and the other parties named therein (the "Investor Rights Agreement").
The Holder acknowledges that pursuant to the Investor Rights Agreement, the
Company has the right to request that the Holder furnish information regarding such Holder and the distribution of the Warrant Stock as is required by law or the Commission to be disclosed in the Registration Statement (as such term is defined in the Investor Rights Agreement), and the Company may exclude from such registration the shares of Warrant Stock acquirable hereunder if Holder fails to furnish such information within a reasonable time prior to the filing of each
Registration Statement, supplemented prospectus included therein and/or amended
Registration Statement.

      10.   Supplying Information. Upon any default by the Company of its obligations hereunder or under the Investor Rights Agreement, the Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a

                                       12

condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

      11.   Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

      12.   Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

      13.   Financial and Business Information.

      13.1. Quarterly Information. The Company will deliver to the Holder, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP (except as may be indicated thereon or in the notes thereto) and accompanied by the certification of the Company's chief executive officer or chief financial officer that such financial statements present fairly the consolidated financial position, results of operations and cash flow of the
Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be; provided, however, that the Company shall have no obligation to deliver such quarterly information under this
Section 13.1 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

      13.2. Annual Information. The Company will deliver to the Holder as soon as available and in any event within 90 days after the end of each fiscal year of the Company, one copy of an audited consolidated balance sheet of the
Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and cash flow of the
Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company; provided, however, that the Company shall have no obligation to deliver such annual information under this Section 13.2 to the extent it is publicly available; and provided further,

                                       13

that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

      13.3. Filings. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

      14.   Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock, whether such liability is asserted by the Company or by creditors of the
Company.

      15.   Miscellaneous.

      15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other material provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the
Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

      15.2. Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

      15.3. Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

      15.4. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of both the Company and the Holder.

      15.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

      15.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                                       14

      15.7. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of
New York without regard to the provisions thereof relating to conflicts of laws.
The Company hereby irrevocably consents to the exclusive jurisdiction of the
State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company agrees that the service thereof may be made by certified or registered mail directed to the Company pursuant to Section 15.2.

                            [Signature Page Follows]

                                       15

      IN WITNESS WHEREOF, Access Pharmaceuticals, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: February 16, 2006

                                        ACCESS PHARMACEUTICALS, INC.

                                        By:______________________________
                                        Name:
                                        Title:

Attest:

By:__________________________________
Name:
Title: Secretary

                                       16

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

      1.    The undersigned hereby elects to purchase____________ shares of the
Common Stock of Access Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

      2.    The undersigned hereby elects to convert the attached Warrant into
Common Stock of Access Pharmaceuticals, Inc. through "cashless exercise" in the manner specified in the Warrant. This conversion is exercised with respect to
_____________________ of the Shares covered by the Warrant.

      3.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                         _______________________________________
                                                         (Name)

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________
                                                       (Address)

      [and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.]

_______________________________________
(Name of Registered Owner)

_______________________________________
(Signature of Registered Owner)

_______________________________________
(Street Address)

_______________________________________
(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                       17

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of Access Pharmaceuticals, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

_______________________________________

_______________________________________

_______________________________________
(Name and Address of Assignee)

_______________________________________
(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_________________________________

_______________________________________
(Print Name and Title)

_______________________________________
(Signature)

_______________________________________
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                       18

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

In connection with the acquisition of [warrants (the "Warrants") to purchase
____ shares of common stock of Access Pharmaceuticals, Inc. (the "Company"), par value $0.01 per share (the "Common Stock")][___shares of common stock of Access
Pharmaceuticals, Inc. (the "Company"), par value $0.01 per share (the "Common
Stock") upon the exercise of warrants by ________], by _______________ (the
"Holder") from _____________, the Holder hereby represents and warrants to the
Company as follows:

The Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the
"Act"); and (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the
Warrants and the shares of Common Stock issuable upon the exercise thereof
(collectively, the "Securities").

The Holder, by acceptance of the Warrants, represents and warrants to the
Company that the Warrants and all securities acquired upon any and all exercises of the Warrants are purchased for the Holder's own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof in violation of applicable securities laws.

[The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are "restricted securities" and the certificate(s)
representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Holder under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Act:

"[NEITHER] THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES
INTO WHICH THEY ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO
RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. [NEITHER] THE
SECURITIES REPRESENTED HEREBY [NOR THE SECURITIES INTO WHICH THEY ARE
EXERCISABLE] MAY [NOT] BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF
COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT
THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT
REGISTRATION UNDER THE ACT."]*

____________________________________
* Bracketed language to be inserted if applicable.

                                       19

IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed this __ day of __________ 200_.

[Name]

By:______________________________
Name:
Title:

                                       20